Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54658 on Form S-8 of our report dated June 27, 2019, relating to the financial statements and supplemental schedule of the Associated Banc-Corp 401(k) & Employee Stock Ownership Plan as of and for the year ended December 31, 2018, appearing in this Annual Report on Form 11-K of Associated Banc-Corp 401(k) & Employee Stock Ownership Plan for the year ended December 31, 2018.

/s/ CliftonLarsonAllen LLP
Green Bay, Wisconsin
June 27, 2019